UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2016

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

On August 31, 2016, Egalet Corporation (the “Company”), completed the initial closing (the “Initial Closing”) of its offering (the “Offering”) of up to $80.0 million aggregate principal amount of its 13% senior secured notes (the “Notes”) and entered into an indenture (the “Indenture”) governing the Notes with the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

The Company issued $40.0 million aggregate principal amount of the Notes at the Initial Closing, and will issue an additional $40.0 million aggregate principal amount of the Notes if the Company obtains approval from the U.S. Food and Drug Administration (the “FDA”) of its product candidate ARYMO™ ER on or before June 30, 2017, so long as no event of default under the Indenture has occurred and is continuing.  The Company estimates that the net proceeds from the Initial Closing will be approximately $37.2 million, after deducting the estimated Offering expenses payable by the Company in connection with the Initial Closing. The Notes were sold only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Morgan Stanley & Co. LLC served as sole placement agent for the private placement of the Notes.

The Company plans to use the net proceeds from the Notes and the Royalty Rights (as defined below) to repay all outstanding obligations to Hercules Capital, Inc. (f/k/a Hercules Technology Growth Capital, Inc.) (“Hercules”) under its previously existing loan and security agreement with Hercules, dated as of January 7, 2015, as amended (the “Loan Agreement”), to support the approval and planned commercialization of ARYMO™ ER™ (Morphine Sulfate) extended-release tablets, an abuse-deterrent morphine, to support the development of Egalet-002, an abuse-deterrent, extended-release oxycodone, and for general corporate purposes.

Interest on the Notes accrues at a rate of 13% per annum and is payable semi-annually in arrears on March 20th and September 20th of each year (each, a “Payment Date”) commencing on March 20, 2017. On each Payment Date commencing on March 20, 2018, the Company will also pay an installment of principal of the Notes pursuant to a straight-line fixed amortization schedule. However, if approval of ARYMO ER™ is obtained from the FDA on or before June 30, 2017, in lieu of the straight-line fixed amortization schedule, on each Payment Date commencing on March 20, 2018, the Company will pay an installment of principal on the Notes in an amount equal to 15% (or 17% if certain sales targets are not met) of the aggregate net sales of OXAYDO® (oxycodone HCI, USP) tablets for oral use only —CII, SPRIX® (ketorolac tromethamine) Nasal Spray, ARYMO ER™ and Egalet-002 for the two consecutive fiscal quarter period most recently ended, less the amount of interest paid on the Notes on such Payment Date.

The Notes are senior secured obligations of the Company and will be equal in right of payment to all existing and future pari passu indebtedness of the Company (including the Company’s outstanding 5.50% convertible senior notes due 2020), will be senior in right of payment to all existing and future subordinated indebtedness of the Company, will have the benefit of a security interest in the Notes collateral and will be junior in lien priority in respect of any collateral that secures any first priority lien obligations incurred from time to time in accordance with the Indenture. The stated maturity date of the Notes is March 20, 2020, unless ARYMO™ ER is approved by the FDA on or before June 30, 2017, in which case the stated maturity date of the Notes will be September 20, 2033.  Upon the occurrence of a Change of Control, subject to certain conditions, or certain Asset Sales events (each, as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 101.00% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to the date of repurchase.

The Company may redeem the Notes at its option, in whole or in part from time to time, prior to August 31, 2018, at a redemption price equal to 100.00% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, through the redemption date, plus a make-whole premium computed using a discount rate equal to the treasury rate in respect of such redemption date plus 100 basis points. The Company may redeem the Notes at its option, in whole or in part from time to time, on or after August 31, 2018 at a redemption price equal to: (i) from and including August 31, 2018 to and including August 30, 2019, 109.00% of the principal amount of the Notes to be redeemed, (ii) from and including August 31, 2019 to and including August 30, 2020, 104.50% of the principal amount of the Notes to be redeemed, and (iii) from and including August 31, 2020 and thereafter, 100.00% of the principal amount of the Notes to be redeemed, in each case, plus accrued and unpaid interest to the redemption date. In addition, prior to August 31, 2018, the Company may redeem, at its option, up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more public or private equity offerings at a redemption price equal to 113.50% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption in accordance with the Indenture; provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after each such redemption and provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.  No sinking fund is provided for the Notes, which means that the Company is not required to periodically redeem or retire the Notes.

The obligations of the Company under the Indenture and the Notes are unconditionally guaranteed on a secured basis by the Guarantors. Under the terms of the Indenture, the Company may designate entities within its corporate structure as unrestricted subsidiaries, provided that certain conditions set forth in the Indenture are met.

The Indenture governing the Notes contains customary events of default with respect to the Notes (including the Company’s failure to make any payment of principal or interest on the Notes when due and payable), and upon certain events of default occurring and continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may (subject to the provisions of the Indenture) declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, as well as the then-applicable optional redemption premium under the Indenture, will be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization involving the Company or a Restricted Subsidiary (as defined in the Indenture), the Notes will automatically become due and payable.

Pursuant to the Indenture, the Company and its restricted subsidiaries must also comply with certain affirmative covenants, such as furnishing financial statements to the holders of the Notes, and negative covenants, including limitations on the following: the incurrence of debt; the issuance of preferred and/or disqualified stock; the payment of dividends, the repurchase of shares and under certain conditions making certain other restricted payments; the prepayment, redemption or repurchase of subordinated debt; the merger, amalgamation or consolidation involving the Company; engaging in certain transactions with affiliates; and the making of investments other than those permitted by the Indenture.

The Notes, the related guarantees and the Royalty Rights have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The holders of the Notes do not have any registration rights.

The Royalty Rights and Notes purchased by each Purchaser (as defined below) at the Initial Closing are deemed to constitute an “investment unit” for U.S. federal income tax purposes.  7.25% of the purchase price paid by each Purchaser is deemed to be consideration in respect of the Royalty Rights, and the Notes are deemed to have been issued with an original issue discount of an equivalent percentage.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Royalty Rights Agreements

In connection with the Offering, on August 31, 2016, the Company entered into royalty rights agreements with each of the Purchasers pursuant to which the Company sold to such Purchasers the right to receive, in the aggregate, a payment equal to 1.5% of the aggregate net sales of OXAYDO® (oxycodone HCI, USP) tablets for oral use only —CII and SPRIX® (ketorolac tromethamine) Nasal Spray from the Initial Closing through December 31, 2019, inclusive (the “Royalty Rights”).  However, if approval from the FDA of ARYMO™ ER is obtained on or before June 30, 2017, the Royalty Rights will continue through December 31, 2020 and the Company will also enter into separate royalty agreements with each of the Purchasers pursuant to which the Company will sell to such Purchasers the right to receive 1.5% of the aggregate net sales of ARYMO ER™, payable from the date of first sale of ARYMO ER™ through December 31, 2020, inclusive.  The royalty rights agreements also include other terms and conditions customary in agreements of this type.

The description of the royalty rights agreements contained herein is qualified in its entirety by reference to the form of Royalty Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Purchase Agreements

Also in connection with the Offering, on August 31, 2016, the Company and the guarantors named therein entered into purchase agreements (the “Purchase Agreements”) with the purchasers named therein (the “Purchasers”) pursuant to which the Company agreed to issue and sell the Notes to the Purchasers. As described above, $40.0 million of aggregate principal amount of the Notes was issued by the Company at the Initial Closing.  The Purchase Agreements include the terms and conditions of the offer and sale of the notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type, as well as the terms upon which the Company will issue the additional $40.0 million of aggregate principal amount of the Notes if approval from the FDA of ARYMO ER™ is obtained on or before June 30, 2017.

The description of the Purchase Agreements contained herein is qualified in its entirety by reference to the form of Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Agreement

Also in connection with the Offering, the Company entered into a collateral agreement, dated as of August 31, 2016, with the Collateral Agent and the subsidiary parties from time to time party thereto (the “Collateral Agreement”). Pursuant to the terms of the Collateral Agreement, the Notes and the related guarantees are secured by a first priority lien on substantially all of the Company’s and the Guarantors’ assets, in each case, subject to certain prior liens and other exclusions, and a pledge of 65% of the voting equity interests and 100% of the non-voting equity interests of the Company’s foreign subsidiaries (other than Egalet Limited and any Specified IP Subsidiary (as defined in the Indenture), of which 100% of the voting equity interests have been pledged) to the extent and only for so long as the Company determines in good faith that permitting a pledge of 100% of such voting Equity Interests would result in material adverse tax consequences for the Company or any of its subsidiaries, it being understood that, if a percentage less than 100% but greater than 65% of such voting equity interests may be pledged without any such material adverse tax consequences, then such percentage shall be pledged.

The description of the Collateral Agreement contained herein is qualified in its entirety by reference to the Collateral Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02                        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Termination

On August 31, 2016, the Company used a portion of the net proceeds from the Offering to repay an aggregate amount of approximately $14.9 million (the “Payoff Amount”), comprised of the full principal amount, all accrued and unpaid interest and applicable prepayment and end-of-term fees, owed to Hercules under the Loan Agreement. Upon Hercules’ receipt of the Payoff Amount, the Loan Agreement was terminated and the release of Hercules’ security interest in any Company assets or property was authorized.

ITEM 2.03                        CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

The information required by this Item 2.03 relating to the Notes and the Indenture is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01                        OTHER EVENTS

On August 31, 2016, the Company issued a press release announcing the Initial Closing of the Offering and the sale of the Royalty Rights. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1                               Indenture, dated as of August 31, 2016, among the Company, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent.

10.1                        Form of Purchase Agreement.

10.2                        Form of Royalty Rights Agreement.

10.3                        Collateral Agreement, dated as of August 31, 2016, among the Company, the Subsidiary Parties from time to time party thereto and U.S. Bank National Association as trustee and collateral agent.

99.1                        Press Release of the Company issued on August 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2016

Egalet Corporation

By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of August 31, 2016, among the Company, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent.

10.1	Form of Purchase Agreement.

10.2	Form of Royalty Rights Agreement.

10.3	Collateral Agreement, dated as of August 31, 2016, among the Company, the Subsidiary Parties from time to time party thereto and U.S. Bank National Association as trustee and collateral agent.

99.1	Press Release of the Company issued on August 31, 2016.